Dated May 27, 2002

SUBSCRIPTION AGREEMENT WITH RESPECT TO SECURITIES
TO BE ISSUED BY SHURGARD SELF STORAGE S.C. A.

DE BANDT, VAN HECKE, LAGAE &
LOESCH
LINKLATERS & ALLIANCE
Brederodestraat 13
1000 Brussels

Telephone: +32 2 501 94 11
Facsimile: +32 2 501 94 94

SUBSCRIPTION AGREEMENT
BETWEEN:
(1)
Shurgard Storage Centers Inc., a company organized and existing under the laws of Washington, having its registered office at Valley Street 1155,
Suite 400, 98109 Seattle WA, USA,

represented for the purposes of this Subscription Agreement by Harrell L.
Beck,

hereinafter referred to as the "Subscriber";

AND:
(2)
Shurgard Self Storage S.C.A., a company organized and existing under the laws of Belgium, having its registered office at Quai du
Commerce/Handelskaai 48, 1000 Brussels, Belgium,

represented for the purposes of this Subscription Agreement by European
Self Storage SA represented by Patrick Metdepenninghen,

hereinafter referred to as the "Issuer";
WHEREAS
1. The Issuer has the intention to issue Bonds under the Terms and Conditions attached as
Annex 1.
2. Under certain circumstances as set forth below, the Issuer has the intention to proceed to a capital increase.
3. Under the terms and conditions set forth below, the Subscriber is willing to irrevocably undertake (i) to subscribe to the above issuance of Bonds by the Issuer, and to fully pay up these Bonds, and (ii) to subscribe to the shares to be issued as set forth in Section 7 herein, and to fully pay up these shares by a contribution of receivables held against the
Issuer.

NOW, THEREFORE, the parties have agreed as follows:

1 DEFINITIONS - INTERPRETATIONS

1.1 For the purposes of this Subscription Agreement, the following terms shall have the meanings specified or referred to in this Clause 1.1:

"Additional Commitment" has the meaning set out in Clause 2.3.

"Bond Request" has the meaning set out in Clause 2.1.

"Capital Request" has the meaning set out in Clause 4.1.

"Commitment Fee" has the meaning set out in Clause 1.1.

"Computation Notice" has the meaning set out in Clause 1.2.

"Expense Reimbursement" has the meaning set out in Clause 1.4.

"Final Commitment" has the meaning set out in Clause 2.2.

"Initial Commitment" has the meaning set out in Clause 2.1.

"Issuer" means Shurgard Self Storage S.C.A., a "societe en commandite par actions /
commanditaire vennootschap op aandelen" organised under the laws of Belgium, having its registered office at Quai du Commerce/Handelskaai 48, 1000 Brussels, and
registered with the Register of Commerce of Brussels under the number 587.679.

"Joint Venture Agreement" means the joint-venture agreement entered into by amongst others the Issuer and the Subscriber, dated October 8, 1999.

"Objection Notice" has the meaning set out in Clause 1.2.

"Parties" means the parties mentioned above as well as any other person who may in the future become a party to this Subscription Agreement.

"Share Subscription Undertaking" has the meaning sets out in Clause 4.1

"Structuring Fee" has the meaning set out in Clause 1.3.

"Subscription Agreement" means the present agreement together with the Annexes as the same may be amended, modified and/or restated from time to time.

"Unused Fee" has the meaning set out in Clause 1.2.

1.2 Subject to Clause 1.1. of this Subscription Agreement and unless otherwise defined herein, the defined terms (i.e., the terms with a capital letter as first letter) used in this
Subscription Agreement shall have the same meaning as defined in the Terms and
Conditions attached hereto as Annex 1.

1.3 Interpretation

1.3.1 The titles and headings included in this Subscription Agreement are for convenience only and do not express in any way the intended understanding of the Parties. They shall not be taken into account in the interpretation of the provisions of this Subscription Agreement.

1.3.2 The Annexes to this Subscription Agreement form an integral part thereof and any reference to this Subscription Agreement includes the Annexes and vice versa.

1.3.3 The words "herein", "hereof", "hereunder", hereby", "hereto", "herewith" and words of similar import shall refer to this Subscription Agreement as a whole and not to any particular clause, paragraph or other subdivision.

1.3.4 The words "include", "includes", including" and all forms and derivations thereof shall mean including but not limited to.

1.3.5 All terms defined in this Subscription Agreement shall have the same meaning regardless of whether they are used in the singular or plural number.

1.3.6 Unless otherwise provided herein, all references to a fixed time of a day shall mean Brussels time.

2 IRREVOCABLE UNDERTAKING TO SUBSCRIBE TO THE BONDS

2.1 The Subscriber hereby irrevocably undertakes to subscribe to the Bonds which may be issued from time to time by the Issuer pursuant to the Terms and Conditions attached as Annex 1 and to the attached minutes resolution of the Board of Managers of the Issuer (Annex 2) and to fully pay up these Bonds at the Issue Price for an amount of maximum USD 50,000,000 (the "Initial Commitment"), if so requested in writing by the Issuer (the "Bond Request").

2.2 Notwithstanding the above, if the Issuer issues Bonds for an amount of at least USD
40,000,000 within 12 months of the date of this Subscription Agreement, the Issuer shall have the right to increase the amount of the Initial Commitment of the Subscriber provided for in Clause 2.1 to an amount of maximum USD 75,000,000 (the "Final
Commitment"). If the Issuer decides to exercise this right, it shall so notify the
Subscriber of the amount of the Final Commitment within 30 days of the end of the above 12 month period at the latest.

2.3 The Subscriber hereby irrevocably undertakes to accept the Additional Bonds which may be issued from time to time by the Issuer in payment of the Interests pursuant to the Terms and Conditions attached as Annex 1 and to the attached minutes resolution of the Board of Managers of the Issuer (Annex 2) (the "Additional Commitment"), if so
requested in writing by the Issuer.

Except as otherwise provided herein, the Additional Bonds and the Additional
Commitment are subject to all provisions of this Subscription Agreement applicable to the Bonds and the Initial Commitment and Final Commitment.

It is specifically provided that the Additional Commitment is an undertaking which is taken in addition to the Initial Commitment and Final Commitment and is, therefore, not taken into account for the computation of the maximum amount of the Bonds which must be subscribed by the Subscriber under the Initial Commitment and Final
Commitment.

2.4 The Bond Request (substantially in the form attached as Annex 3) must contain the following information:

2.4.1 the principal amount of the Bonds to be issued;

2.4.2 the number of Bonds to be issued;

2.4.3 the date of this issuance and the date on which these Bonds shall be paid
up.

2.5 The Bond Request shall be notified to the Subscriber at least 10 days before these
Bonds are to be issued and paid up.

2.6 Each issuance of Bonds by the Issuer shall amount to a minimum of USD 5,000,000.
The issuance of Additional Bonds is not subject to this minimum amount, as
Additional Bonds may be issued for any amount required to pay the Interest, even if less than USD 5,000,000.

2.7 The subscription commitments provided for in this Clause 2.1 and 2.2 shall automatically terminate two years after the date of this Subscription Agreement.

2.8 The Subscriber hereby irrevocably undertakes to co-operate with the Issuer to implement the formalities required to proceed with this issuance of Bonds and the paying up of such Bonds as reasonably requested by the Issuer.

3 USE OF PROCEEDS

The Issuer shall use the proceeds from the issuance of the Bonds to fund corporate or store operations, property acquisitions, new property development, or other general corporate purposes.

1 FEES

1.1 Commitment Fee
The Issuer shall pay in cash to the Subscriber on the Date of this Subscription
Agreement an amount equal to 50 basis points of the Initial Commitment of USD
50,000,000.
If the Issuer exercises its right under Clause 2.2, the Issuer shall also pay in cash to the Subscriber an amount equal to 50 basis points of the difference between the amount of the Final Commitment and the Initial Commitment of USD 50,000,000. This
amount shall be paid within five business days after the Issuer has notified the
Subscriber of its decision to increase the Initial Commitment of the Subscriber pursuant to Clause 2.2.

1.2 Unused Fee
The Issuer shall pay to the Subscriber an amount equal to 100 basis points (1.0%) of the undrawn amount of the Initial Commitment or of the Final Commitment (if
applicable), payable in cash in arrears on a quarterly basis. This fee shall be calculated on a pro rata basis on the basis of actual days in the quarter and a 360day year. The Issuer shall provide the Subscriber with a computation of such fee within five business days of the closing of each quarter (i.e., the 31 March, the 30 June, the 30
September and the 31 December of each year) (the "Computation Notice"). This computation shall be deemed to be correct if the Subscriber did not object in writing in a motivated way within five business days of the receipt of the Computation Notice (the
"Objection Notice"). In case an Objection Notice has been notified to the Issuer within the above five business day period, the Parties shall determine the final computation of said fees by mutual consent. These fees shall be paid (i) within five business days of the expiration of the above five business day period if no Objection Notice has been notified by the Subscriber during this period, or (ii) within five business days of the determination of these fees by mutual consent of the Parties if an Objection Notice has been notified within the above five business day period.

1.3 Structuring Fee
The Issuer shall pay in cash to the Subscriber on the Date of this Subscription
Agreement an amount equal to 1.5% of the Initial Commitment of USD 50,000,000.
As the case may be, the Issuer shall also pay in cash to the Subscriber an amount equal to 1.5% of the difference between the amount of the Final Commitment and the
Initial Commitment of USD 50,000,000. This amount shall be paid within five business days after the Issuer has notified its decision to increase the Initial Commitment of the
Subscriber pursuant to Clause 2.2.

1.4 Expense Reimbursement
The Issuer shall reimburse the Subscriber for reasonable legal, due diligence, and administrative expenses, related to arranging, structuring, and closing this issuance of the Bonds. These fees are capped at USD 250,000.

2 MINIMUM AMOUNT OF BONDS TO BE ISSUED

It is specifically provided that the Issuer shall not be required to issue any Bonds pursuant to this Subscription Agreement. The Commitment Fee, Structuring Fee, and Unused Fee shall still apply if no Bonds are issued by the Issuer.

3 LEVERAGE

The Issuer may borrow additional debt amounts up to a maximum ratio of USD1.35 additional debt for every USD1 face value of the Bonds (excluding Additional Bonds) issued pursuant to this Subscription Agreement. "Additional debt" shall mean debt in excess of the Euro 300 million on the Credit Suisse First Boston credit facility or its replacement.

4 IRREVOCABLE UNDERTAKING TO SUBSCRIBE TO THE CAPITAL
INCREASE

4.1 The Subscriber hereby irrevocably undertakes to subscribe to any capital increase in the Issuer which will take place before the Redemption Date (as the case may be, extended pursuant to the Terms and Conditions) pursuant to the provisions hereafter
(the "Share Subscription Undertaking") if so requested in writing by the Issuer (the
"Capital Request").
The Share Subscription Undertaking of the Subscriber pursuant to Clause 4.1 is subject to the condition that the Issuer has launched an IPO on a regulated stock market, and the shares the Subscriber receives being freely tradable, without lock up provisions of any kind.

4.2 The capital increase pursuant to the Capital Request shall be effected by a contribution in kind by the Subscriber of receivables arising out of the outstanding
Bonds held by the Subscriber against the Issuer including the principal and accrued and unpaid interest. Each share shall be subscribed at a price equal to 80% of the trading price of the shares of the Issuer as measured by the average of the official exchange closing price for these shares on the 20 trading days preceding the capital increase, except that if the closing price the day before the capital increase is lower than such 20 day trading average, then each share shall be subscribed at a price equal to 80% of the closing price on the day before the capital increase. The
Subscriber undertakes to take all necessary steps to this effect, including if applicable, a positive vote at the Bondholders' meeting held in accordance with article
568 of the BCC.

4.3 The Capital Request (substantially in the form attached as Annex 4) must contain the following information:

4.3.1 the amount of the envisaged capital increase; and

4.3.2 the date and place of the extraordinary shareholders' meeting or Board of
Managers to be held to proceed with said capital increase.

4.4 The shares to be issued through such a capital increase shall be of the largest class of ordinary common stock issued by the Issuer during the above mentioned IPO.

4.5 The above capital increase needs to be approved by an extraordinary shareholders'
meeting of the Issuer held in the presence of a Belgian notary public or by the Board of
Managers of the Issuer in accordance with articles 603 and following of the BCC.. In accordance with articles 601 and 602 BCC, the statutory auditor and the Board of
Managers of the Issuer need to submit their respective reports to this extraordinary shareholders' meeting or Board of Managers. In addition, if the capital increase results in an issuance of shares under par value, the requirements of article 582 BCC need also to be complied with.

4.6 The Subscriber shall be notified of the Capital Request at least 20 days before the above extraordinary shareholders' meeting or the Board of Managers is to be held and no more than 30 days before this meeting.

4.7 The Subscriber hereby irrevocably undertakes to co-operate with the Issuer to implement the formalities required to proceed with this capital increase as reasonably requested by the Issuer.

4.8 Bonds can only be transferred in accordance with the Terms and Conditions and if the transferee agrees in writing to the Share Subscription Undertaking set out in this
Clause.

5 MINIMUM AMOUNT OF SHARES TO BE ISSUED

It is specifically provided that the Issuer shall not be required to issue any shares pursuant to this Subscription Agreement.

6 MISCELLANEOUS

6.1 Expenses
Save as otherwise provided herein, the Issuer shall bear the expenses incurred in connection with the preparation of this Subscription Agreement and the transactions contemplated hereby, including, without limitation, legal and auditing fees and expenses.

6.2 Press Announcements
All public announcements, releases, statements and communications by any of the
Parties to third persons (excluding the employees of either Party and customers)
relating to this Subscription Agreement shall be made only at such time and in such manner as may be prior agreed upon in writing by the Parties, unless otherwise required by law or contract. To the greatest extent practicable, the Parties shall discuss with each other the form, timing and substance of such announcements, releases, statements and communications prior to the dissemination thereof.

6.3 Notices
All notices, requests, claims, demands and other communications hereunder shall be delivered to the Parties in person or sent to the addresses set forth in the first pages of this Subscription Agreement hereof by first class courier or by registered letter, postage prepaid and return receipt requested, or by telefax as follows:

If to the Subscriber:
To: Shurgard Storage Centers Inc.
Valley Street 1155, Suite 400
98109-4426 Seattle
USA
Attn: Mr. Harrell Beck
Telefax: 00 1-206 652.37.60

If to the Issuer:
To: Shurgard Self Storage S.C.A.
Quai du Commerce/Handelskaai 48
1000 Brussels
Belgium
Attn: Mr. Patrick Metdepenninghen
Telefax 00 32 2 229 56 55

Each change of address by a Party shall be notified to the other Parties in accordance with the provisions of this Article 6.3.

Any notice, demand or other communication sent by first class courier or by mail shall be deemed to have been received by the Party to whom it was sent on the day shown as the day of receipt on the return receipt sent with the same. Any notice, demand or other communication sent by telefax shall be deemed, in the absence of proof to the contrary, to have been received by the Party to whom it was sent on the date of dispatch, provided that the report generated by the sender's telefax machine shows that all pages of such notice, demand or other communication were properly transmitted to the recipient's telefax number. For the calculation of a period of time, such period shall start the next following day after the day on which the event triggering such period of time has occurred. The expiry date shall be included in the period of time. If the expiry date is a Saturday, a Sunday or a bank holiday in Belgium, the expiry date shall be postponed until the next business day in Belgium. Unless otherwise provided herein, all periods of time shall be calculated in calendar days in
Belgium.

6.4 Severability
If any provision of this Subscription Agreement shall be held invalid or unenforceable in whole or in part, then such provision shall be ineffective to the extent of such invalidity or unenforceability, without invalidating the remaining provisions of this Subscription
Agreement. In this event, the Parties shall cooperate to achieve the intended purpose of such provision, to the extent legally permissible.

6.5 Assignment
This Subscription Agreement shall be binding upon and inure to the benefit of the
Parties and their respective successors and assigns. Except as otherwise expressly permitted in the Subscription Agreement, the Parties may not, directly or indirectly, assign or transfer this Subscription Agreement or any right, obligation or interest herein in whole or in part without the prior written consent of the other Parties in each instance and unless the assignee or transferee shall have assumed in writing all the duties and obligations of the transferee. Upon such assignment or transfer, the transferor shall remain primarily liable hereunder unless otherwise expressly provided in this Subscription Agreement.

6.6 Entire Subscription Agreement

6.6.1 This Subscription Agreement (along with the documents referred to therein)
contains the entire Subscription Agreement between the Parties with respect to the matters to which it refers and contains everything the Parties have negotiated and agreed upon within the framework of this Subscription
Agreement.

6.6.2 It replaces and annuls any agreement, communication, offer, proposal, or correspondence, oral or written, exchanged or concluded between the
Parties, including the proposal of October 12, 2001 relating to the same subject matter.

6.7 Single Instrument for United States Federal Income Tax Purposes
The parties to this Subscription Agreement intend that the Terms and Conditions of the Bonds and the Subscription Agreement of even date herewith be treated together as a single equity interest in of the Issuer for United States federal income tax purposes.

6.8 Applicable Law and Choice of Forum
This Subscription Agreement shall be governed by Belgian law.
To the extent permitted by Belgian Law, any dispute arising out of or in connection with this Subscription Agreement shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the "Centre Belge pour l'Etude et la Pratique de
l'arbitrage national et International" ("CEPANI"), as in force on the Date of this agreement, by three arbitrators appointed in accordance with said rules.
The place of arbitration shall be Brussels, Belgium, or such other place as the Parties may agree upon. The language of the arbitration shall be English.
The arbitrators' award shall be final and binding upon the Parties, and the Parties shall carry out its terms properly.

[NEXT PAGE IS SIGNATORY PAGE]

Done in Seattle, on 27 May 2002, in two originals. Each party acknowledges receipt of its own original.
Shurgard Storage Centers Inc.:

By:  /s/ Harrell L. Beck
Name:  Harrell L. Beck
Title: Vice President and Chief Financial Officer

Shurgard Self Storage S.C.A.:

By:  /s/ Patrick Metdepenninghen
Name:  Patrick Metdepenninghen
Title: Director

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